                                                                    Exhibit 12.1


                                  Dresser, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                         (in millions except for ratio)

                                           December 31,   December 31,   December 31,   December 31,   December 31,
                                               2002           2001           2000           1999           1998
                                           ========================================================================
Earnings                                   $       (9.8)  $       52.3   $      145.1   $      125.3   $      107.6
Fixed Charges                                     104.5           73.4            7.2            5.1            6.4
                                           ------------------------------------------------------------------------
Total Earnings                             $       94.7   $      125.7   $      152.3   $      130.4   $      114.0
                                           ------------------------------------------------------------------------
Fixed Charges
Interest Expense and Amortization of
Deferred Financing Costs                           98.6           68.6            2.7            1.8            2.8
Interest Factor of Rental Expense/(1)/              5.9            4.8            4.5            3.3            3.6
                                           ------------------------------------------------------------------------
Total Fixed Charges                               104.5           73.4            7.2            5.1            6.4
                                           ------------------------------------------------------------------------
Ratio of Earnings to Fixed Charges                  0.9            1.7           21.2           25.6           17.8

/(1)/ The interest factor of rental expense is estimated at one-third of total rental expense, which management believes to be a reasonable approximation.